                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                      DEAN WITTER HAWAII MUNICIPAL TRUST
                 FOR THE 30 DAY PERIOD ENDED NOVEMBER 30, 1996



                                       6
(A)      YIELD = 2{ [ ((a-b)/c d) + 1] - 1}


         WHERE:    a = Dividends and interest earned during the period

                   b = Expenses accrued for the period

                   c = The average daily number of shares outstanding
                       during the period that were entitled to receive dividends

                   d = The maximum offering price per share on the last
                       day of the period


                                                                  6
         YIELD = 2{ [(( 14,317.07 - 522.09)/322,396.070 X 10.25)+1]-1}

               =5.06%


(B)      TAX EQUIVALENT YIELD = SEC Yield - (1-stated tax rate)
                              = 5.06% / (1-.4564)
                              = 9.31%




         WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                                       6
(C)      YIELD = 2{ [ ((a-b)/c d) + 1] - 1}

                                                                     6
               = 2{ [ ((14317.07-7,164.89)/322,396.070 X 10.25) + 1] - 1}

               = 2.60%

(D)      TAX EQUIVALENT YIELD = SEC Yield - (1-stated tax rate)
                              = 2.61% / (1-.4564)
                              = 4.80%

              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                      DEAN WITTER HAWAII MUNICIPAL TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                               -                                     -
                              |        ----------------------  |
FORMULA:                      |       |               |
                              |  /\ n |              ERV        |
                   T  =       |    \  |         -------------  |  - 1
                              |     \ |               P       |
                              |      \|               |
                              |_                      _|

                  T = AVERAGE ANNUAL COMPOUND RETURN
                  n = NUMBER OF YEARS
                ERV = ENDING REDEEMABLE VALUE
                  P = INITIAL INVESTMENT


                                                                  (A)
  $1,000        ERV AS OF    AGGREGATE        NUMBER OF       AVERAGE ANNUAL
INVESTED - P    30-Nov-96   TOTAL RETURN     YEARS - n      COMPOUND RETURN - T
------------    ---------   ------------     ---------      -------------------

 30-Nov-95      $1,024.70      2.47%           1.00                2.47%

 16-Jun-95      $1,067.80      6.78%           1.46                4.60%


(B) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                             -                                  -
                            |        ----------------------  |
FORMULA:                    |       |               |
                            |  /\ n |              EVb        |
                 tb =       |    \  |         -------------  |  - 1
                            |     \ |               P       |
                            |      \|               |
                            |_                       _|


                tb = AVERAGE ANNUAL COMPOUND RETURN
                     (DEDUCTION FOR EXPENSES ASSUMED BY FUND MANAGER)
                 n = NUMBER OF YEARS
               EVb = ENDING VALUE (DEDUCTION FOR EXPENSES
                     ASSUMED BY FUND MANAGER)
                 P = INITIAL INVESTMENT


                                                                (B)
  $1,000         EVb AS OF     AGGREGATE      NUMBER OF    AVERAGE ANNUAL
INVESTED - P     30-Nov-96    TOTAL RETURN    YEARS - n   COMPOUND RETURN - tb
------------     ---------    ------------    ---------   --------------------


30-Nov-95         $1,007.20       0.72%          1.00           0.72%


16-Jun-95         $1,045.30       4.53%          1.46           3.08%

(C) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(D) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                              -                                          -
                             |        ----------------------  |
FORMULA:                     |       |               |
                             |  /\ n |              EV         |
                  t  =       |    \  |         -------------  |  - 1
                             |     \ |               P       |
                             |      \|               |
                             |_                       _|

                                 EV
                 TR  =       ----------       - 1
                                  P


                 t = AVERAGE ANNUAL COMPOUND RETURN
                     (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                 n = NUMBER OF YEARS
                EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                 P = INITIAL INVESTMENT
                TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                 (D)                            (C)
  $1,000        EV AS OF        TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P    30-Nov-96    RETURN - TR     YEARS - n     COMPOUND RETURN - t
------------    ---------    -----------     ---------     -------------------

30-Nov-95       $1,056.40      5.64%           1.00             5.64%

16-Jun-95       $1,100.80     10.08%           1.46             6.81%



(E)            GROWTH OF $10,000*
(F)            GROWTH OF $50,000*
(G)            GROWTH OF $100,000*

FORMULA:       G= (TR+1)*P
               G= GROWTH OF INITIAL INVESTMENT
               P= INITIAL INVESTMENT
               TR= TOTAL RETURN SINCE INCEPTION

* ORIGINAL VALUE $9,700,$48,500 & $97,000 RESPECTIVELY ADJUSTED FOR 3.0 % SALES CHARGES

                                           (E)                         (F)                             (G)
$10,000*            TOTAL               GROWTH OF                   GROWTH OF                       GROWTH OF
INVESTED - P        RETURN - TR         $10,000 INVESTMENT - G      $50,000 INVESTMENT - G          $100,000 INVESTMENT - G
------------        -----------         ----------------------      ----------------------          -----------------------

16-Jun-95          10.08            10678                              53389                          106778